Exhibit 10.5

SEVENTH AMENDMENT TO CREDIT AGREEMENT

Seventh Amendment to Credit Agreement and Acknowledgement (this “Amendment”) dated as of March 21, 2024, is by and among PRESTO AUTOMATION LLC (f/k/a E La Carte, LLC, f/k/a Ventoux Merger Sub II LLC) a Delaware limited liability company (“Presto”), each other Person party hereto as a “Borrower” from time to time (each such Person, together with Presto, individually and collectively, the “Borrower”), PRESTO AUTOMATION INC. (f/k/a Ventoux CCM Acquisition Corp.), a Delaware corporation (the “Parent”) together with each other Guarantor from time to time party hereto, each a “Guarantor” and together with Borrower, each a “Loan Party” and collectively, the “Loan Parties”, each of the financial institutions from time to time party hereto (individually each a “Lender” and collectively the “Lenders”) and METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC, a Delaware limited liability company, as administrative, payment and collateral agent for the Lenders (in such capacities, “Agent”).

RECITALS

WHEREAS, Borrower, Parent, Agent, and the Lenders are party to that certain Credit Agreement dated as of September 21, 2022, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of March 31, 2023, that certain Second Amendment to Credit Agreement, dated as of May 22, 2023, that certain Third Amendment to Credit Agreement, dated as of October 10, 2023, that certain Forbearance and Fourth Amendment to Credit Agreement, dated as of January 22, 2024, that certain Fifth Amendment to Credit Agreement and Acknowledgment, dated as of January 30, 2024 and that certain Forbearance and Sixth Amendment to Credit Agreement, dated as of March 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, the Forbearance Defaults (as set forth on Annex I hereto) have occurred and are continuing under the Credit Agreement;

WHEREAS, notwithstanding the existence of the Forbearance Defaults, and without waiving with respect thereto, the Loan Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement;

WHEREAS, the Loan Parties have agreed to do so on the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to, among other things, amend and restate certain provisions of the Credit Agreement as further described below.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement as amended hereby.

1.          Acknowledgment of Forbearance Defaults. Each of the parties signatory hereto hereby acknowledges and agrees that (i) the Forbearance Defaults have occurred and are continuing, (ii) each of the Forbearance Defaults constitute an “Event of Default” under the Loan Documents, and (iii) as a result of such Events of Default, the Agent and the Lenders are and have been entitled to exercise their respective rights and remedies under the Loan Documents, applicable law, or otherwise. Each of the parties signatory hereto further represents and warrants that as of the date hereof, no other Events of Default under the Loan Documents exist. The Agent and the Lenders have not waived and do not intend to waive any Forbearance Default, or any other Default or Event of Default which may exist under any Loan Document, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute such a waiver.

2.          Amendments to Loan Documents. Upon satisfaction of the conditions set forth in Section 8 hereof, and in reliance upon the Loan Parties’ representations and warranties set forth in the Credit Agreement and this Amendment, the Loan Parties, Agent and the Lenders agree as follows:

(a)          Clause (a) of the definition of “Forbearance Termination Date” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(a) (i) to the extent $2,000,000 is advanced to the Loan Parties pursuant to the Cleveland Avenue Note on March 21, 2024, April 15, 2024 and (ii) to the extent an additional $2,000,000 (totaling $4,000,000 in the aggregate) is advanced to the Loan Parties pursuant to the Cleveland Avenue Note on March 30, 2024, May 15, 2024;

(b)          The definition of “Loan Documents” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Loan Documents”: this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Cleveland Avenue Intercreditor Agreement, the Security Documents, the Notes, the Warrant Subscription Agreement, the Warrants, the Founder Shares Transfer Agreement, the Registration Rights Agreements, each Perfection Certificate, each Compliance Certificate, the Fee Letter, each Notice of Borrowing, each Payment Notice and any other document or instrument evidencing, securing or otherwise governing the Obligations and any amendment, restatement, supplement or other modification to any of the foregoing.

(c)          Clause (e) of the definition of “Permitted Indebtedness” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(e) the Cleveland Avenue Indebtedness, so long as such Indebtedness (i) is subject to the provisions of the Intercreditor Agreement and (ii) does not permit payment of any interest in cash accruing on the principal amount thereof;

(d)          Clause (l) of the definition of “Permitted Liens” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(l) Liens securing the Cleveland Avenue Indebtedness;

(e)          The definition of “Minimum Unrestricted Cash Amount” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Minimum Unrestricted Cash Amount” (a) prior to the Second Amendment Effective Date, as of any date of determination, an amount equal to: (i) the operating expenses of the Loan Parties and their Subsidiaries determined on a consolidated basis for the six (6) consecutive month period ending on such date of determination, as set forth in the financial statements most recently delivered pursuant to Sections 5.1(c), plus (ii) $1,100,000; (b) from and after the Second Amendment Effective Date and through and until (but excluding) the Fourth Amendment Effective Date, as of any date of determination, an amount equal to $10,000,000; (c) from and after the Fourth Amendment Effective Date through January 29, 2024, as of any date of determination, an amount equal to $0.00; (d) from January 30, 2024 through February 28, 2024, as of any date of determination, an amount equal to $1,000,000; (e) from and after February 29, 2024 and through and until (but excluding) the Seventh Amendment Effective Date, as of any date of determination, an amount equal to $2,500,000; (f) from and after the Seventh Amendment Effective Date and through and until (but excluding) the Forbearance Termination Date, as of any date of determination, an amount equal to $0.00; and (g) from and after the Forbearance Termination Date, as of any date of determination, an amount equal to $10,000,000.

(f)          The following definitions shall be inserted in appropriate alphabetical order:

“Cleveland Avenue Indebtedness”: Indebtedness pursuant to the Cleveland Avenue Loan Documents.

“Cleveland Avenue Intercreditor Agreement”: that certain Subordination Agreement, dated as of the Seventh Amendment Effective Date, among the Loan Parties, the Agent, Presto CA LLC and the Subordinated Creditors (as defined therein) party thereto.

“Cleveland Avenue Loan Documents”: the Cleveland Avenue Note, the Cleveland Avenue Security Agreement, the Cleveland Avenue Intercreditor Agreement, and any other document or instrument evidencing, securing or otherwise governing the Cleveland Avenue Indebtedness and any amendment, restatement, supplement or other modification to any of the foregoing in accordance with the Cleveland Avenue Intercreditor Agreement.

“Cleveland Avenue Note” means that certain Senior Secured Promissory Note, dated as of the Seventh Amendment Effective Date, made by the Loan Parties in favor of Presto CA LLC.

“Cleveland Avenue Security Agreement”: that certain Security Agreement, dated as of the Seventh Amendment Effective Date, among the Loan Parties and Presto CA LLC.

“Seventh Amendment”: that certain Seventh Amendment to Credit Agreement, dated as of the Seventh Amendment Effective Date among the Agent, the Lenders and the Loan Parties.

“Seventh Amendment Effective Date”: March 21, 2024.

(g)          Section 7.1(f) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(f)          (i) the occurrence of any default or breach by Borrower or any Loan Party under the Cleveland Avenue Indebtedness, the Nirvana Debt or any Subordinated Indebtedness, or any of the instruments or other documents executed in connection therewith (including, without limitation, any Cleveland Avenue Loan Document) and, in each case, such default or breach continues for more than any applicable grace period and permits the holder of any such indebtedness to accelerate the maturity thereof or cause a redemption thereof (whether or not the payment at maturity or upon such redemption is then permitted), (ii) the occurrence of any default or breach of any subordination agreements in respect of, or subordination provisions contained in, any Subordinated Indebtedness, (iii) any Person challenges any subordination agreement in respect of, or subordination provisions contained in, any Subordinated Indebtedness, or (iv) the January 2024 Parent Notes or the March 1 Bridge Note (as defined in the Sixth Amendment) fail to constitute Parent Subordinated Indebtedness at any time; or

(h)          Section 7.1 of the Credit Agreement shall be amended by adding a new clause (s) which shall state as follows:

(s) (i) the occurrence of any default or breach of the Cleveland Avenue Intercreditor Agreement, (ii) the Cleveland Avenue Intercreditor Agreement is invalidated or no longer effective for any reason or (iii) any party thereto challenges any provision, or the validity or effectiveness, thereof.’

(i)          Section 8.2(a) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or one (1) Business Day after being deposited with an overnight courier, or, in the case of electronic mail notice, pursuant to clause (c) below, provided that each notice or communication delivered by mail must also be accompanied by delivery via electronic mail in accordance with clause (c) below, in each case addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Presto Automation LLC

ATTN: Legal Department

365 Industrial Road, Suite 205

San Carlos, CA 94070

Email: accounting@presto.com

Parent:	Presto Automation Inc.

ATTN: Legal Department

365 Industrial Road, Suite 205

San Carlos, CA 94070

Email: accounting@presto.com

In each case with a copy to (which shall not constitute notice):

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: Colin Diamond and Alex Cota

Email: colindiamond@paulhastings.com and

alexcota@paulhastings.com

Agent:	Metropolitan Partners Group Administration, LLC

850 Third Avenue, 18th Floor

New York, NY 10022

Attention: Paul Lisiak

Telephone No.: (212) 561-1250

E-Mail: plisiak@metpg.com

With a copy to (which shall not constitute notice):

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Aaron S. Rothman

Telephone No.: 704-331-7446

E-Mail: aaron.rothman@klgates.com

provided that any notice, request or demand to or upon Agent shall not be effective until received.

3.          Direction to the Agent. Each of the Lenders signatory hereto (constituting all of the outstanding Lenders as of the date hereof) hereby directs the Agent to execute and deliver the Cleveland Avenue Intercreditor Agreement, and authorizes the Agent to take action as agent on its behalf and to exercise such powers and discretion under the Cleveland Avenue Intercreditor Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The Loan Parties and Lenders agree that the indemnifications provided in Sections 8.5 and 9.9 of the Credit Agreement apply to the foregoing instruction and the execution of the Cleveland Avenue Intercreditor Agreement.

4.          [Reserved].

5.          Incorporation. This Amendment shall be a Loan Document (within the meaning of such term under the Credit Agreement), and shall inure to the benefit of and be enforceable by the Agent and its successors and assigns. This Amendment and its attachments are hereby incorporated into the applicable Loan Document and made a part thereof.

6.          Confirmation and Reaffirmation. The Loan Parties confirm that the Credit Agreement and each Loan Document is, and shall continue to be, in full force and effect. The Loan Parties further confirm and represents that the Collateral (within the meaning of such term under the Credit Agreement as amended hereby) remains free and clear of all Liens other than those in favor of Agent or as otherwise permitted in the Loan Documents. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Agent’s security interest in and Liens upon the Collateral of any Loan Party. After giving effect to the amendments set forth herein, as of March 15, 2024, the outstanding principal balance of the Term Loan would be $52,751,090.55 and the accrued and unpaid interest thereon will be $175,836.97.

7.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or any other Loan Document. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

8.          Conditions Precedent. This Amendment will become effective on the first date (the “Seventh Amendment Effective Date”) that each of the following conditions precedent have been either satisfied or waived by the Agent in writing in its sole discretion:

(a)          Transaction Documents. Agent and the Lenders shall have received each of the following, each of which shall be in form and substance satisfactory to Agent and the Lenders:

(i)          this Amendment, executed and delivered by Agent, each Lender and each Loan Party, as applicable;

(ii)          (A) evidence that the Loan Parties have received at least $2,000,000 of gross cash proceeds from the Cleveland Avene Indebtedness and (B) all documentation effectuating the Cleveland Avenue Indebtedness; and

(iii)          the amended and restated Third Amendment Conversion Warrants and Fifth Amendment Warrants reflecting (A) an amount of Warrant Shares inclusive of increases from all Dilutive Issuances to date and (B) an extension of the end date of the “Anti-Dilution Period” in Section 2(b) thereof from April 1, 2024 to September 30, 2024;

(b)          Fees and Expenses. The Loan Parties shall have paid in cash all fees due as set forth in the Fee Letter to Agent and the reasonable expenses of the Agent and the Lenders, including, without limitation, the fees, costs and expenses of K&L Gates LLP, as counsel to the Agent and the Lenders, by wire transfer of immediately available funds;

(c)          [Reserved].

(d)          Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to this Amendment are true and correct;

(e)          No Default. Immediately after giving effect to this Amendment, no Default or Event of Default (other than the Forbearance Defaults, which remain outstanding) shall have occurred and be continuing as of or on such date that has not been waived by the Agent and the Lenders;

(f)          No Material Adverse Effect. There shall not have occurred since the Closing Date, any event or circumstance that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and

(g)          Additional Documents. The Lenders shall have received such documentation as Agent or any Lender shall reasonably request, all in form and substance satisfactory to the Agent and the Lenders; and

9.          Representations and Warranties. Each Loan Party hereby represents and warrants that:

(a)          each of the representations and warranties made by or on behalf of such Loan Party to the Agent and Lenders in any of the Loan Documents was true and correct when made, and is true and correct in all material respects on and as of the date hereof (except for (x) representations and warranties which are already subject to materiality, which shall be true and correct in all respects, and those referring to an earlier date, which shall be true and correct in all material respects as of such date; provided, that any reference to the Third Amendment Effective Date, Fourth Amendment Effective Date, Fifth Amendment Effective Date or Sixth Amendment Effective Date in Sections 3.6, 3.7, 3.19 or 3.20 of the Credit Agreement shall be deemed to refer to the Seventh Amendment Effective Date, and (y) any representations and warranties that no Default or Event of Default exists, solely with respect to the Forbearance Defaults), with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the date hereof and in this Amendment;

(b)          the consummation of the transactions contemplated by this Amendment are within such party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders;

(c)          the consummation of this Amendment does not and will not (i) require any consent or approval of, registration or filing with, or any other action by any Governmental Authority except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) violate any requirements of law applicable to any such party or any of its Subsidiaries except for such violations that would not reasonably be expected to result in a Material Adverse Effect, or (iii) violate the Operating Documents of any such party or any of their respective Subsidiaries;

(d)          this Amendment has been duly executed and delivered by such party and is a legally valid and binding obligation of the parties party hereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity; and

(e)          no Default or Event of Default has occurred or is continuing (other than the Forbearance Defaults, which remain outstanding).

10.          Expenses. The Loan Parties agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the fees and expenses of Agent’s legal counsel.

11.          Release.

(a)          In consideration of the agreements of the Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (solely in their capacity as such and not in any other capacity) (the “Releasing Parties,” and each, a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges the Agent and each Lender and each of their respective past, present and future stockholders, members, partners, managers, principals, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, professionals, agents, and other representatives, and their respective successors and assigns (the “Released Parties,” and each, a “Released Party”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (each, individually, a “Claim,” and collectively, “Claims”) of every kind and nature, known or unknown, at law or in equity, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, which any such Releasing Party may now or hereafter own, hold, have, or claim to have against any Released Party for, upon, or by reason of any circumstance, action, cause, omission, event or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Loan Documents, or transactions contemplated hereunder or thereunder.

(b)          Each Releasing Party understands, acknowledges, confirms, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each of the parties acknowledges and agrees that the foregoing release is a material inducement to the Agent’s and the Lenders’ execution of this Amendment and, but for the foregoing release, the Agent and the Lenders would not be willing to enter into this Amendment.

(c)          Each Releasing Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect, in any manner, the final, absolute, and unconditional nature of the release set forth above.

(d)          Each Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of, or to support, cooperate with or induce any other Person in connection with, any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the Claims.

(e)          Each Releasing Party covenants and agrees that in any suit or other form of action or proceeding brought in violation of this Section 12, (a) the Released Parties shall be entitled to payment of all fees, costs and expenses (including fees, costs and expenses of attorneys) incurred in connection with such suit or other form of action or proceeding from the applicable Releasing Party, and (b) the Releasing Parties shall indemnify and hold harmless the Released Parties with respect thereto to the fullest extent provided to the Indemnitees under Section 8.5 of the Credit Agreement, which the signatories hereto each acknowledge and agree to be bound for purposes of this Amendment, as if fully set forth herein. Any such payments made pursuant to this Section 12(e) shall be made at the time such indemnified amounts are incurred, and in any event within ten (10) Business Days of written demand therefor. No obligations hereunder may be assigned without the prior written consent of the Agent.

12.          Reviewed by Attorneys. Each Loan Party represents and warrants to the Agent and each Lender that such party (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded the opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as such party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection here with of its own free will and accord and without threat, duress, or coercion of any kind by any person. Each Loan Party acknowledges and agrees that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one party than another based upon which party drafted the same, it being acknowledged that all the parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

13.          No Waiver. Except as expressly provided herein, nothing contained herein shall be construed as a waiver by any Lender or the Agent of any covenant or provision of the Loan Documents. Nothing contained herein shall constitute a waiver or forbearance of any Default or Event of Default now existing or hereafter occurring (other than the Agent’s and the Lenders’ Agreement to forbear with respect to the Forbearance Defaults, solely to the extent expressly set forth in the Sixth Amendment), or any of the Agent’s or any Lender’s rights or remedies in connection therewith. Failure of Agent or any Lender at any time or times hereafter to require strict performance by any party of any provision of the Loan Documents shall not waive, affect or diminish any right of Agent or any Lender with respect to any Default or Event of Default or to hereafter demand strict compliance with the Loan Documents. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Person, on the one hand, and Agent or any Lender, on the other hand.

14.          No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement, as amended hereby, shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Credit Agreement, the parties agree that the terms of the Credit Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

15.          Counterparts, Email and .pdf. Each of the parties hereto agree that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts as the Agent may reasonably request in accordance with the terms and conditions of the Loan Documents in order to effect the purposes of this Amendment. This Amendment (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.

16.          Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between any Loan Party and any Lender. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

17.          Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.          Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Section 8.12 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES follow]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:

PRESTO AUTOMATION LLC
(F/K/A E LA CARTE, LLC
(F/K/A VENTOUX MERGER SUB II LLC)

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Title: Chief Executive Officer

PARENT:

PRESTO AUTOMATION INC.
(F/K/A VENTOUX CCM ACQUISITION CORP.)

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Title: Chief Executive Officer

Signature Page to Seventh Amendment to Credit Agreement

AGENT:

METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

Signature Page to Seventh Amendment to Credit Agreement

LENDERS:

METROPOLITAN LEVERED PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

METROPOLITAN PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

METROPOLITAN OFFSHORE PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

CEOF HOLDINGS LP

By: CORBIN CAPITAL PARTNERS, L.P., its
Investment Manager:

By:	/s/ Daniel Friedman
Name: Daniel Friedman
Title: General Counsel

Signature Page to Seventh Amendment to Credit Agreement

ANNEX I

Forbearance Defaults

•	An Event of Default pursuant to Section 7.1(a) of the Credit Agreement as a result of the Borrowers’ failure to timely make payment on January 2, 2024, of the Monitoring Fee for the period ended December 31, 2023, as defined in the Third Amended and Restated Fee Letter, as and when due pursuant to Section 2.3 of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(c)(i) of the Credit Agreement as a result of the Loan Parties’ failure to provide, on or prior to December 31, 2023, either (i) newly-executed MSAs for all existing customers, implementing an upgrade to the Next Generation Technology (ii) a Touch Business Plan that has been approved by the Agent, to wind-down the Touch Business as required pursuant to Section 5.20 of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(p) of the Credit Agreement as a result of the Loan Parties’ failure to appoint a new Chief Executive Officer that is a chief restructuring officer or person with significant restructuring, turnaround and insolvency experience reasonably acceptable to the Agent on or prior to February 16, 2024 following Xavier Casanova’s resignation.

•	An Event of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to deliver certain financial reports to the Agent pursuant to Section 5.1(i) of the Credit Agreement for the periods from the Fourth Amendment Effective Date until the Fifth Amendment Effective Date, resulting in an immediate Event of Default under the Fourth Amendment.

•	Events of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to maintain Unrestricted Cash, measured as of the close of business on each of March 1, 2024 and March 8, 2024, at or above the Minimum Unrestricted Cash Amount as required pursuant to Section 6.17(a) of the Credit Agreement.